UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2008
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3150
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 910-1875
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) After the close of business on April 21, 2008, James Perskey and Leon Codron resigned from the Company’s board of directors effective as of such date.
     On April 22, 2008, E. Donald Terry resigned as the Company’s president and chief executive officer effective 10:00 a.m. on April 24, 2008.
     On April 23, 2008, Thomas E. Damon resigned as the Company’s executive vice president and chief financial officer, effective 12:00 p.m. (noon) on April 24, 2008.
     On April 23, 2008, Steven J. Singer resigned as the Company’s executive vice president and general counsel, effective 12:00 p.m. (noon) on April 24, 2008.
     On April 23, 2008, Wayne M. Rose resigned as the Company’s senior vice president — commercial, effective 12:00 p.m. (noon) on April 24, 2008. Mr. Rose has been rehired by the Company to assist in the wind-down process.
     On April 24, 2008, David Weinhoffer was terminated as the Company’s executive vice president. Mr. Weinhoffer has been rehired by the Company to assist in the wind-down process.
     On April 24, 2008, Mr. Terry resigned as a director of the Company, effective immediately.
     None of these resignations involved any matter relating to the Company’s operations, policies or practices. None of the resigning directors or officers has given the Company any written correspondence concerning the circumstances surrounding their resignation.
     (b) After the close of business on April 21, 2008, the Company’s board of directors appointed H. Malcolm Lovett, Jr. as chief restructuring officer of the Company. In that capacity, Mr. Lovett will perform the duties and assume the responsibilities of the president of the Company. The board also appointed Strategic Capital Corporation, a company controlled by Mr. Lovett (“SCC”), to provide financial advisory and restructuring services.
     In connection with the appointment of Mr. Lovett as chief restructuring officer and the retention of SCC as financial adviser, the Company, Mr. Lovett and SCC entered into a letter agreement outlining the services to be provided by Mr. Lovett and SCC and the fees payable by the Company in connection with those services. Under the letter agreement:
•	SCC will bill for its services on an hourly basis plus reimbursement of actual and necessary expenses. Hourly rates range from $95-$410 per hour.

•	Concurrent with the retention of SCC, the Company paid SCC an initial retainer of $150,000.

•	Mr. Lovett may retain his own counsel, the fees and expenses of which will be payable by the Company subject to Court approval, as required.

•	The Company must provide insurance to Mr. Lovett under any director, officer and company liability insurance policy currently maintained by the Company, and the Company must maintain those coverages for as long as Mr. Lovett is associated with the Company.

•	The Company must indemnify and hold SCC and Mr. Lovett harmless from and against all losses, claims, damages or liabilities, joint or several, to which they may be may become subject in connection with their representation of the Company.

•	The letter agreement can be terminated by the Company or by Mr. Lovett or SCC at any time, without cause, upon written advice to the other party.
     Mr. Lovett’s term of office began immediately upon his appointment on April 21, 2008, and will continue until the letter agreement described above is terminated in accordance with its terms.
     Mr. Lovett, age 62, has been the chairman and chief executive officer of SCC since 1996. SCC provides financial advisory, restructuring and crisis management services. SCC is not affiliated with the Company. Mr. Lovett also has been an independent director of ASARCO, L.L.C. since 2006. Mr. Lovett has a B.A. degree from William Marsh Rice University and an MBA from Harvard Graduate School of Business.
     (c) On April 21, 2008, the Company’s board of directors appointed Mr. Lovett as a director of the Company. The disclosure set forth above in paragraph (b) to this Item 5.02 is incorporated by reference into this paragraph (c).

Item 8.01	Other Events.
     As a result of the resignations of the officers and directors described above and the appointment of Mr. Lovett as a director and chief restructuring officer, the Company’s board of directors currently consists of Mr. Lovett and Eric Smith. Mr. Lovett is the only remaining executive officer of the Company.
     On April 24, 2008, Company ceased all ongoing operations other than those deemed necessary to ensure (i) the public safety; (ii) the health and safety of the Company’s employees; and (iii) an orderly transition of certain projects to its customers. The majority of the Company’s employees were terminated except for those necessary to assist in the wind-down of the Company’s affairs.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:

99.1	Press Release issued by Superior Offshore International, Inc. dated April 24, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: April 24, 2008	By:	/s/ H. Malcolm Lovett
H. Malcolm Lovett
Chief Restructuring Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Superior Offshore International, Inc. dated April 24, 2008